Exhibit (g)(3)
FORM OF REVISED EXHIBIT A
TO THE CUSTODIAN SERVICES AGREEMENT
          THIS EXHIBIT A, dated as of ___, 2008, is revised Exhibit A to that certain Custodian Services Agreement dated as of May 5, 2003, as amended, between PFPC Trust Company and Aston Funds (f/k/a ABN AMRO Funds). This Exhibit A shall supersede all previous forms of this Exhibit A.
PORTFOLIOS
Aston/ABN AMRO Investor Money Market Fund
Aston/McDonnell Municipal Bond Fund
Aston/TCH Fixed Income Fund
Aston Balanced Fund
Aston/Optimum Mid Cap Fund
Aston/ABN AMRO Growth Fund
Aston/Veredus Aggressive Growth Fund
Aston/Veredus Select Growth Fund
Aston/Montag & Caldwell Balanced Fund
Aston/Montag & Caldwell Growth Fund
Aston/Veredus SciTech Fund
Aston/TAMRO All Cap Fund
Aston/TAMRO Small Cap Fund
Aston/ABN AMRO Real Estate Fund
Aston Value Fund
ABN AMRO Treasury Money Market Fund
ABN AMRO Government Money Market Fund
ABN AMRO Tax-Exempt Money Market Fund
ABN AMRO Money Market Fund
ABN AMRO Institutional Prime Money Market Fund
Aston/TCH Investment Grade Bond Fund
Aston/River Road Dynamic Equity Income Fund
Aston/River Road Small Cap Value Fund
Aston/Optimum Large Cap Opportunity Fund
Aston/River Road Small-Mid Cap Fund
Aston/ABN AMRO Global Real Estate Fund
Aston/Neptune International Fund
Aston/Montag & Caldwell Mid Cap Growth Fund
Aston/ClariVest Mid Cap Growth Fund
Aston/Barings International Fund
Aston/Cardinal Mid Cap Value Fund
Aston/SGA International Small-Mid Cap Fund
Aston/Smart Allocation ETF Fund
Aston/MB Enhanced Equity Income Fund
Aston/New Century Absolute Return ETF Fund
PFPC DISTRIBUTORS, INC.
ASTON FUNDS

By:	By:

Title:	Title: